Exhibit 4.7

CONFORMED COPY

AGREEMENT

DATED 15th April, 2004

MULTICURRENCY CREDIT FACILITIES

FOR

ALFA LAVAL TREASURY INTERNATIONAL AB

and

ALFA LAVAL U.S. TREASURY INC.

GUARANTEED BY

ALFA LAVAL AB (publ)

and

THE COMPANIES

listed in Schedule 1 as Guarantors

LEAD ARRANGED BY

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

ALLEN & OVERY
London
newchange

BK:1256760.10

INDEX

Clause

1.	Interpretation
2.	Facilities
3.	Purpose
4.	Conditions precedent
5.	Utilisation
6.	Optional Currencies
7.	Repayment
8.	Prepayment and cancellation
9.	Interest
10.	Terms
11.	Market disruption
12.	Taxes
13.	Increased Costs
14.	Mitigation
15.	Payments
16.	Guarantee and indemnity
17.	Representations
18.	Information covenants
19.	Financial covenants
20.	General covenants
21.	Default
22.	The Administrative Parties
23.	Evidence and calculations
24.	Fees
25.	Indemnities and Break Costs
26.	Expenses
27.	Amendments and waivers
28.	Changes to the Parties
29.	Disclosure of information
30.	Set-off
31.	Pro rata sharing
32.	Severability
33.	Counterparts
34.	Notices
35.	Language
36.	Governing law
37.	Enforcement
38.	Complete agreement

Schedules

1.	Original Parties
2.	Conditions precedent documents
3.	Form of Request
4.	Calculation of the Mandatory Cost
5.	Form of Transfer Certificate
6.	Form of Compliance Certificate
7.	Form of Resignation Request
8.	Form of Legal Opinion of Allen & Overy

Signatories

THIS AGREEMENT is dated  15th April, 2004

BETWEEN:

(1)                                  ALFA LAVAL AB (publ) (the Parent);

(2)                                  ALFA LAVAL TREASURY INTERNATIONAL AB and ALFA LAVAL U.S. TREASURY INC. (each a Borrower, together the Borrowers);

(3)                                  THE COMPANIES listed in Schedule 1 (Original Parties) as guarantors (in this capacity the Guarantors);

(4)                                  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as mandated lead arranger (in this capacity the Mandated Lead Arranger);

(5)                                  THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(6)                                  SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ) as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Administrative Party means the Mandated Lead Arranger or the Facility Agent.

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

Availability Period means the period from and including the date of this Agreement to the fifth anniversary of the date of this Agreement.

Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Stockholm and:

(a)                                  if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)                                 if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

CIBOR means for a Term of any Loan or overdue amount in Danish Kroner:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upwards to the nearest four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Copenhagen interbank market, at or about 11.00 a.m. (Copenhagen time) on the applicable Rate Fixing Day for the offering of deposits in Danish Kroner for a period comparable to the Term of the relevant Loan.

Code means the United States Internal Revenue Code of 1986, as amended.

Commitment means a Commitment, as so designated, of a Lender under a particular Facility.

Company means Alfa Laval Treasury International AB.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Danish Kroner or DKK means the lawful currency for the time being of the Kingdom of Denmark.

Default means:

(a)                                  an Event of Default; or

(b)                                 an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Obligor, or under common control with an Obligor, within the meaning of Section 414(b) or (c) of the Code and, to the extent applicable under ERISA or the Code, Section 414(m) or (o) of the Code.

EURIBOR means for a Term of any Loan or overdue amount in euro:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

Existing Facility means the euro 575,000,000 term loan and revolving credit facility dated 29th April, 2002 between, amongst others, the Parent, the Company and SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ) as an arranger (as amended and restated on the terms of an amendment and restatement agreement dated 11th July, 2002 and as subsequently amended).

euro means the single currency of the Participating Member States.

Event of Default means an event specified as such in this Agreement.

Facility means a credit facility made available under this Agreement.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)                                  on or before the date it becomes a Lender; or

(b)                                 by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Parent setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means the fifth anniversary of the date of this Agreement.

Finance Document means:

(a)                                  this Agreement;

(b)                                 a Fee Letter;

(c)                                  a Transfer Certificate;

(d)                                 the Intercreditor Agreement; or

(e)                                  any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                 amounts raised under any acceptance credit facility;

(c)                                  any bond, note, debenture, loan stock or other similar instrument;

(d)                                 any redeemable preference share;

(e)                                  any finance or capital lease that would be treated in accordance with GAAP as finance or capital leases;

(f)                                    receivables sold or discounted (otherwise than on a non-recourse basis);

(g)                                 the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)                                 any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount (in which case it shall be the net amount payable), the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)                                     any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)                                     any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)                                  any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above.

Funding Loan means the euro 220,000,000 intra-group funding loan made between Alfa Laval Special Finance AB and Alfa Laval Holding AB on the terms of a funding loan agreement dated 22nd August, 2000.

GAAP means generally accepted accounting principles in Sweden from time to time.

Group means the Parent and its Subsidiaries.

Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

IBOR means LIBOR, EURIBOR, STIBOR or CIBOR.

Increased Cost means:

(a)                                  an additional or increased cost;

(b)                                 a reduction in the rate of return under a Finance Document or on its overall capital; or

(c)                                  a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Intercreditor Agreement means the intercreditor agreement dated on or about the date of this Agreement between, inter alia, Alfa Laval Special Finance AB, Alfa Laval Holding AB  and the Facility Agent.

Lender means:

(a)                                  an Original Lender; or

(b)                                 any person which becomes a Lender after the date of this Agreement.

LIBOR means for a Term of any Loan or overdue amount in any currency other than euro, Danish Kroner or SEK:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Majority Lenders means, at any time, Lenders:

(a)                                  whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

(b)                                 if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)                                  if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

Margin means the percentage rate per annum calculated in accordance with Clause 9.2 (Adjustment of Margin).

Margin Regulations means Regulations U and X issued by the Board of Governors of the United Sates Federal Reserve System.

Margin Stock has the meaning given to it in the Margin Regulations.

Material Adverse Effect means a material adverse effect on:

(a)                                  the business or financial condition of the Group taken as a whole on a consolidated basis; or

(b)                                 the ability of any Obligor to perform its payment obligations or any other of its material obligations under any Finance Document taking into account the financial resources of the Group as a whole available to that Obligor.

Material Subsidiary means a Subsidiary of the Parent:

(a)                                  the total gross assets of which (or, if the Parent owns directly or indirectly less than 100 per cent. of such Subsidiary, a proportion thereof equal to the proportion of the share capital (or equivalent capital) owned directly or indirectly by the Parent) represent more than three per cent. of the total gross assets of the Group according to the latest audited consolidated balance sheet of the Group; or

(b)                                 the net sales (Sw. nettoomsättning) of which (or, when the Parent’s interest in such Subsidiary is less than 100 per cent., a proportion thereof as determined in accordance with paragraph (a) above) represent more than three per cent. of the total net sales of the Group according to the latest audited consolidated profit and loss account of the Group.

Multiemployer Plan means a multiemployer plan, as defined in Section 4001(a)(3) and Section 3(37) of ERISA, to which the Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

Obligor means a Borrower or a Guarantor.

Original Financial Statements means the audited consolidated financial statements of the Parent for the year ended 31st December, 2003.

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

Party means a party to this Agreement.

Plan means an “employee benefit plan” within the meaning of section 3(3) of ERISA maintained by an Obligor or any ERISA Affiliate currently or at any time within the last five years, or to which that Obligor or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five years.

Pro Rata Share means:

(a)                                  for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b)                                 for any other purpose on a particular date:

(i)                                     the proportion which a Lender’s share of the Loans (if any) bears to all the Loans;

(ii)                                  if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)                               if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv)                              when the term is used in relation to a Facility, the above proportions but applied only to the Loans and Commitments for that Facility.

For the purpose of sub-paragraph (iv) above, the Facility Agent will determine, in the case of a dispute whether the term in any case relates to a particular Facility.

Rate Fixing Day means:

(a)                                  the first day of a Term for a Loan denominated in Sterling;

(b)                                 the second Business Day before the first day of a Term for a Loan denominated in any other currency (other than euro); or

(c)                                  the second TARGET Day before the first day of a Term for a Loan denominated in euro,

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means the Facility Agent, Nordea Bank AB (publ) and Svenska Handelsbanken AB (publ) and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Repeating Representations means the representations which are deemed to be repeated under this Agreement.

Reportable Event means any of the events set forth in Section 4043 of ERISA unless the 30-day notice requirement with respect to such event has been waived by the United States Pension Benefit Guaranty Corporation or any successor.

Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

Reservations means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the right of creditors generally, the time-barring of claims under the Limitation Acts, steps necessary to perfect a Security Interest where such steps are not required to be performed under the terms of a Finance Document until a future date, rules against penalties and similar principles of law in other jurisdictions relevant in the context of the Finance Documents.

Rollover Loan means one or more Loans:

(a)                                  made or to be made on the same day that a maturing Loan is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the maturing Loan;

(c)                                  in the same currency as the maturing Loan; and

(d)                                 made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

Screen Rate means the relevant offered rate which appears on:

(a)                                  for LIBOR, page LIBOR 01 or LIBOR 02 (as appropriate);

(b)                                 for EURIBOR, page EURIBOR 01;

(c)                                  for STIBOR, page SIOR;

(d)                                 for CIBOR, page DKNA 13

for the relevant currency and Term  of the Reuters screen selected by the Facility Agent.  If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

SEK means the lawful currency of the Kingdom of Sweden.

Senior Indebtedness has the meaning given to it in the Senior Notes.

Senior Notes means the euro 220,000,000 12 1/8 per cent. notes due 2010 issued by Alfa Laval Special Finance AB.

Senior Notes Guarantee means the guarantee issued by Alfa Laval Holding AB (formerly Alfa Laval Credit Finance AB) to the holders of the Senior Notes.

Sterling and £ means the lawful currency of the United Kingdom.

STIBOR means for a Term of any Loan or overdue amount in SEK:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upwards to the nearest four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Stockholm interbank market, at or about 11.00 a.m. (Stockholm time) on the applicable Rate Fixing Day for the offering of deposits in SEK for a period comparable to the Term of the relevant Loan.

Subsidiary means a subsidiary within the meaning of chapter 1, section 5 of the Swedish Companies Act 1975:1385.

TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Total Commitments means the Commitments of all the Lenders.

Tranche means Tranche A or Tranche B.

Tranche A means the five year multicurrency revolving credit facility specified in Clause 2.1 (Tranche A Facility).

Tranche A Commitments means:

(a)                                  for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading “Tranche A Commitments” and the amount of any other Tranche A Commitment it acquires; and

(b)                                 for any other Lender, the amount of any other Tranche A Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Tranche A Loan means a Loan under Tranche A and identified as such in its Request.

Tranche B means the five year multicurrency revolving credit facility specified in Clause 2.2 (Tranche B Facility).

Tranche B Commitment means:

(a)                                  for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading “Tranche B Commitments” and the amount of any other Tranche B Commitment it acquires; and

(b)                                 for any other Lender, the amount of any Tranche B Commitment it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Tranche B Loan means a Loan under Tranche B and identified as such in its Request.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

U.K. means the United Kingdom.

U.S. Bankruptcy Law means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

U.S. Borrower means a Borrower that is incorporated in or otherwise resident in the United States for United States income tax purposes.

U.S.D, $ or Dollars means the lawful currency of the United States of America.

Utilisation Date means each date on which a Facility is utilised.

Yen means the lawful currency of Japan.

1.2                               Construction

(a)                                  The following definitions have the meanings given to them in Clause 19 (Financial covenants):

(i)                                     Net Debt; and

(ii)                                  EBITDA.

(b)                                 In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

assets includes present and future properties, revenues and rights of every description;

an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

including means including without limitation, and include, included and includes shall be construed accordingly.

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ii)                                  a currency is a reference to the lawful currency for the time being of the relevant country;

(iii)                               a Default being outstanding means that it has not been remedied or waived;

(iv)                              a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(v)                                 a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(vi)                              a person includes its successors in title, permitted assigns and permitted transferees;

(vii)                           a Finance Document or another document is a reference to that Finance Document or other document as amended; and

(viii)                        a time of day is a reference to London time.

(c)                                  Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)                                 Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance

Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(e)                                  Unless the contrary intention appears:

(i)                                     a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)                                  an amount in euro is payable only in the euro unit;

(iii)                               a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iv)                              any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(f)                                    The headings in this Agreement do not affect its interpretation.

2.                                      FACILITIES

2.1                               Tranche A Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an aggregate amount equal to the Tranche A Commitments.

2.2                               Tranche B Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving credit facility in an aggregate amount equal to the Tranche B Commitments.

2.3                               Nature of a Finance Party’s rights and obligations

Unless otherwise agreed by all the Finance Parties:

(a)                                  the obligations of a Finance Party under the Finance Documents are several;

(b)                                 failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)                                  no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)                                 the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)                                  a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

(f)                                    a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.                                      PURPOSE

3.1                               Loans

Each Loan may only be used:

(a)                                  to refinance the Existing Facility; and

(b)                                 after the Existing Facility is refinanced, for the general corporate purposes of the Group.

3.2                               No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.                                      CONDITIONS PRECEDENT

4.1                               Conditions precedent documents

A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Schedule 2 (Conditions precedent documents) in form and substance reasonably satisfactory to the Facility Agent.  The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2                               Further conditions precedent

The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(a)                                  the Repeating Representations are correct in all material respects; and

(b)                                 no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3                               Maximum number

Unless the Facility Agent agrees, a Request may not be given if, as a result of the proposed drawdown, there would be more than 10 Loans outstanding at any time.

5.                                      UTILISATION

5.1                               Giving of Requests

(a)                                  A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)                                 Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. three Business Days before the Utilisation Date for the proposed borrowing.

(c)                                  Each Request is irrevocable.

5.2                               Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)                                  it identifies the Borrower;

(b)                                 it identifies whether it relates to Tranche A or Tranche B;

(c)                                  the Utilisation Date is a Business Day falling within the Availability Period;

(d)                                 the amount of the Loan requested is:

(i)                                     a minimum of US$5,000,000 in respect of a Tranche A Loan or euro 5,000,000 in respect of a Tranche B Loan or its equivalent in accordance with Clause 6 (Optional Currencies) and an integral multiple of 1,000,000 units of that currency; or

(ii)                                  the maximum undrawn amount available under this Agreement for Loans under the relevant Tranche on the proposed Utilisation Date; or

(iii)                               such other amount as the Facility Agent may agree; and

(e)                                  the proposed currency, and Term comply with this Agreement.

Only one Loan may be requested in a Request, but more than one Request may be delivered on the same day.

5.3                               Advance of Loan

(a)                                  The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)                                 The amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)                                  No Lender is obliged to participate in a Loan if as a result:

(i)                                     its share in the Loans under a Facility would exceed its Commitment for that Facility; or

(ii)                                  the Loans would exceed the Total Commitments.

(d)                                 If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

6.                                      OPTIONAL CURRENCIES

6.1                               General

In this Clause:

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with:

(a)                                  in relation to Tranche A, Dollars; or

(b)                                 in relation to Tranche B, euro,

at or about 11.00 a.m. on a particular day.

Base Currency Amount of a Loan or part of a Loan means:

(a)                                  with respect to a Tranche A Loan denominated in Dollars or a Tranche B Loan denominated in euro, its amount; or

(b)                                 with respect to a Tranche A Loan denominated in an Optional Currency, its equivalent in Dollars or, a Tranche B Loan denominated in an Optional Currency, its equivalent in euro, in each case calculated on the basis of the Agent’s Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

Optional Currency means any currency other than:

(a)                                  Dollars, in the case of Tranche A or;

(b)                                 euro, in the case of Tranche B,

in which a Loan may be denominated in accordance with Clause 6.3 of this Agreement.

6.2                               Selection

(a)                                  A Borrower must select the currency of a Loan in its Request.

(b)                                 The amount of a Loan requested in an Optional Currency must be a minimum amount of the equivalent of US$5,000,000 in respect of a Tranche A Loan or euro 5,000,000 in respect of a Tranche B Loan and an integral multiple of 1,000,000 units of that currency.

(c)                                  Unless the Facility Agent otherwise agrees

(d)                                 Loans may not be denominated at any one time in more than six currencies.

6.3                               Conditions relating to Optional Currencies

(a)                                  A Tranche A Loan may be denominated in an Optional Currency for a Term if:

(i)                                     that Optional Currency is readily available in the amount required and freely convertible into Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

(ii)                                  that Optional Currency is euro, Sterling, Danish Kroner, Yen or SEK or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(b)                                 A Tranche B Loan may be denominated in an Optional Currency for a Term if:

(i)                                     that Optional Currency is readily available in the amount required and freely convertible into euro in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

(ii)                                  that Optional Currency is Dollars, Sterling, Danish Kroner, Yen or SEK or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(c)                                  If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

(i)                                     whether or not it has given its approval; and

(ii)                                  if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

6.4                               Revocation of currency

(a)                                  Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

(i)                                     the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

(ii)                                  participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)                                 In this event:

(i)                                     that Lender must participate in the Loan in Dollars if the Loan is a Tranche A Loan or in euro if the Loan is a Tranche B Loan; and

(ii)                                  the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in Dollars or euro (as the case may be) during that Term.

(c)                                  Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d)                                 A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

6.5                               Optional Currency equivalents

The equivalent in Dollars (in respect of a Tranche A Loan or part of a Tranche A Loan) or euro (in respect of a Tranche B Loan or part of a Tranche B Loan) in an Optional Currency for the purposes of calculating:

(a)                                  whether any limit under this Agreement has been exceeded;

(b)                                 the amount of a Loan;

(c)                                  the share of a Lender in a Loan;

(d)                                 the amount of any repayment of a Loan; or

(e)                                  the undrawn amount of a Lender’s Commitment,

is its Base Currency Amount.

6.6                               Notification

The Facility Agent must notify the Lenders and the Company of the relevant Base Currency Amount (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

7.                                      REPAYMENT

(a)                                  Each Borrower must repay each Loan made to it in full on the last day of its Term.

(b)                                 Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

8.                                      PREPAYMENT AND CANCELLATION

8.1                               Mandatory prepayment - illegality

(a)                                  A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

(b)                                 After notification under paragraph (a) above:

(i)                                     each Borrower must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in a Loan will be:

(i)                                     two Business Days following receipt by the Company of notice from the Lender under paragraph (a) above; or

(ii)                                  if later, the latest date allowed by the relevant law.

8.2                               Mandatory prepayment - change of control

(a)                                  The Parent must promptly notify the Facility Agent if at any time it becomes aware of any person or group of persons (excluding:

(i)                                     Tetra Laval B.V. and any of its affiliates;

(ii)                                  Industri Kapital 2000 Limited and any subsidiary of Industri Kapital 2000 Limited (including IK 2000 Capital Limited); and

(iii)                               any partnership for whom Industri Kapital 2000 Limited or any subsidiary of Industri Kapital 2000 Limited (including IK 2000 Capital Limited) acts as a general partner (the Partnerships)), acting in concert through a single transaction or a series of transactions directly or indirectly acquires shares in the Parent representing more than 50 per cent. of the share capital of the Parent or more than 50 per cent. of the voting power in relation to the shares in the Parent.

(b)                                 After the date of the acquisition of the shares in the Parent referred to in paragraph (a) above, the Parent and all the Lenders shall, in good faith, enter into negotiations for a period of 30 days concerning the continuance of the Facility.

(c)                                  If at the end of such period, mutual agreement between the Parent and all the Lenders has not been reached the Facility Agent must by notice to the Parent:

(i)                                     cancel the Total Commitments; and

(ii)                                  declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

(d)                                 In paragraph (a) above acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal).

8.3                               Voluntary prepayment

(a)                                  The Company may, by giving not less than 10 Business Days’ prior notice to the Facility Agent, prepay (or ensure that a Borrower prepays) any  Loan at any time.

(b)                                 A prepayment of part of a Loan must be in a minimum amount of:

(i)                                     US$ 5,000,000 in respect of a Tranche A Loan (or its equivalent in an Optional Currency) and an integral multiple of 1,000,000 units of that currency; and

(ii)                                  euro 5,000,000 in respect of a Tranche B Loan (or its equivalent in an Optional Currency) and an integral multiple of 1,000,000 units of that currency.

8.4                               Automatic cancellation

(a)                                  The Tranche A Commitments shall, to the extent not already voluntarily cancelled under Clause 8.5 (Voluntary cancellation), be automatically cancelled in full on the Final Maturity Date.

(b)                                 The Tranche B Commitments shall, to the extent not already voluntarily cancelled under Clause 8.5 (Voluntary cancellation), be automatically cancelled in full on the Final Maturity Date.

8.5                               Voluntary cancellation

(a)                                  The Company may, by giving not less than 10 Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

(b)                                 Partial cancellation of the Total Commitments must be in a minimum of:

(i)                                     US$5,000,000 in respect of Tranche A; or

(ii)                                  euro 5,000,000 in respect of Tranche B,

and an integral multiple of 1,000,000 units of that currency.

(c)                                  Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

8.6                               Involuntary  prepayment and cancellation

(a)                                  If an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)                                 After notification under paragraph (a) above:

(i)                                     each Borrower must repay or prepay that Lender’s share in each Loan made to it on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Company in its notification.

8.7                               Re-borrowing of Loans

Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement.  Any mandatory or involuntary prepayment of a Loan may not be re-borrowed.

8.8                               Miscellaneous provisions

(a)                                  Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments.  The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)                                 All prepayments under this Agreement must be made with accrued interest on the amount prepaid.  No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)                                  The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)                                 No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)                                  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

9.                                      INTEREST

9.1                               Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)                                  Margin;

(b)                                 IBOR; and

(c)                                  Mandatory Cost.

9.2                               Adjustment of Margin

(a)                                  In this Clause 9.2:

(i)                                     “Margin Reset Date” means any day upon which a Compliance Certificate is delivered to the Facility Agent in accordance with Clause 18.3 (Compliance Certificate) which shows that there has been a change in the Net Debt/EBITDA Ratio (as calculated in accordance with Clause 19 (Financial covenants)), which would have an effect on the level of the Margin as calculated in accordance with sub-paragraph (c) below; and

(ii)                                  “Margin Period” means the period from (and including) a Margin Reset Date to (but excluding) the next Margin Reset Date.

(b)                                 For the period from (and including) the date of this Agreement to  (but excluding) the first Margin Reset Date, the Margin shall be calculated in accordance with the table set out in paragraph (c) below, by reference to the Compliance Certificate delivered by the Company pursuant to Clause 4.1 (Conditions precedent documents).

(c)                                  On each Margin Reset Date, the Facility Agent shall determine the Margin which will apply to all Terms commencing during the Margin Period commencing on or after that Margin Reset Date in accordance with the following table:

Net Debt/EBITDA Ratio	Margin
(per cent. per annum)
> 2.50:1 < 2.75:1	0.70
>2.00:1 and < 2.50:1	0.525
> 1.50:1 and < 2.00:1	0.475
> 1.00:1 and < 1.50:1	0.45
< 1.00:1	0.40

9.3                               Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

9.4                               Interest on overdue amounts

(a)                                  If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)                                 Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount.  For this purpose, the Facility Agent may (acting reasonably):

(i)                                     select successive Terms of any duration of up to three months; and

(ii)                                  determine the appropriate Rate Fixing Day for that Term.

(c)                                  Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(i)                                     the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)                                  the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)                                 Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

9.5                               Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.                               TERMS

10.1                        Selection

(a)                                  Each Loan has one Term only.

(b)                                 A Borrower must select the Term for a Loan in the relevant Request.

(c)                                  Subject to the following provisions of this Clause, each Term for a Revolving Credit Loan will be one, two, three or six months or any other period agreed by the Company and the Lenders.

10.2                        No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

10.3                        Notification

The Facility Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

11.                               MARKET DISRUPTION

11.1                        Failure of a Reference Bank to supply a rate

If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

11.2                        Market disruption

(a)                                  In this Clause, each of the following events is a market disruption event:

(i)                                     IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

(ii)                                  the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b)                                 The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)                                  After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)                                     Margin;

(ii)                                  rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)                               Mandatory Cost.

11.3                        Alternative basis of interest or funding

(a)                                  If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b)                                 Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

12.                               TAXES

12.1                        General

In this Clause Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

12.2                        Tax gross-up

(a)                                  Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent.  The Facility Agent must then promptly notify the affected Parties.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will, subject to Clause 12.3 (U.S. Taxes), be increased to a net amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 An Obligor which is not a US Borrower is not required to make an increased payment under paragraph (c) above to a Lender if such Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (g) below.

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(f)                                    Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(g)                                 In circumstances where an Obligor, not being a US Borrower, is required (or would in the absence of such filing be required) to make a Tax Deduction (other than in respect of Tax imposed by the United States), that Obligor and each relevant Finance Party shall (to the extent they are entitled or required to do so) co-operate in completing any procedural formalities necessary in order to enable such Obligor to make relevant payments under the Finance Documents without a Tax Deduction.

12.3                        U.S. Taxes

(a)                                  No U.S. Borrower shall be required to pay any additional amount pursuant to Clause 12.2 (Tax gross-up) or Clause 12.4 (Tax Indemnity) in respect of Tax imposed by the United States with respect to a sum payable by it to a Lender under the Finance Documents if:

(i)                                     on the date such Lender becomes a Party to this Agreement or has designated a new Facility Office either:

(A)                              in the case of a Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), such Lender is not entitled to submit a U.S. Internal Revenue Service Form W-8BEN (relating to such Lender and claiming a complete exemption from withholding on interest payable pursuant to this Agreement) (or successor forms) or a Form W-8ECI (or successor forms) with respect to interest payable pursuant to this Agreement and such Tax would not have been payable had such Lender been entitled to provide such form; or

(B)                                such Lender is subject to such Tax by reason of any connection between the jurisdiction imposing such Tax and the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby; or

(ii)                                  such Lender has failed to submit any form, certificate or other information with respect to such sum payable that it was required to submit pursuant to sub-clauses 12.3 (b), (c) or (d) below and is entitled to submit under applicable law.

(b)                                 If a Lender is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall (if and to the extent that it is entitled to do so under applicable law) submit, as soon as practicable, after (i) it has become a Party to this Agreement or (ii) designated a new Facility Office or, (iii) if later, the date as the case may be, after there is any U.S. Borrower, and before any payment of interest is made under this Agreement after an event described in (i), (ii) or (iii) of this sub-clause 12.3(b) has occurred, in duplicate to each U.S. Borrower duly completed and signed copies of either Form W-8BEN (or successor form) of the United States Internal Revenue Service (relating to such Lender and claiming a complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Lender pursuant to this Agreement in connection with any borrowing by such U.S. Borrower as a result of a tax treaty concluded with the United States) or Form W-8ECI (or successor form) of the United States Internal Revenue Service (relating to all amounts (to which such withholding would otherwise apply) to be received by such Lender pursuant to this Agreement in connection with any borrowing by such U.S. Borrower).  Thereafter and from time to time upon the reasonable request of a U.S. Borrower, such Lender shall (if and to the extent that it is entitled to do so under applicable law) submit to such U.S. Borrower such additional duly completed and signed copies of one or the other such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities), in each case as may be required under then current United States law or regulations to claim the inapplicability of, exemption from, United States Federal withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Lender pursuant to any of the Finance Documents in connection with any borrowing by such U.S. Borrower.

(c)                                  If a Lender is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (other than a Lender that is a corporation or otherwise exempt from United States Information reporting and backup witholding tax) it shall, as soon as practicable after it has become a Party to this Agreement or designated a new Facility Office or, as the case may be, after there is any U.S. Borrower, and thereafter upon the reasonable request of a U.S. Borrower, submit in duplicate to such U.S. Borrower duly completed and signed copies of United States Internal Revenue Service from W-9 (or successor form) certifying that it is such a United States person and shall (if and to the extent that it is entitled to do so under applicable law) upon the reasonable request of a U.S. Borrower submit any additional information that may be necessary to avoid United States Federal withholding taxes on all payments (to which such withholding would otherwise apply) to be received pursuant to any of the Finance Documents in connection with any borrowing by such U.S. Borrower.

(d)                                 To the extent that any U.S. Borrower becomes aware of the need for any other such form or information it will notify the relevant Lenders as soon as reasonably practicable thereafter and such Lender shall (if and to the extent that it is entitled to do so under applicable law) submit as soon as practicable in duplicate to each U.S. Borrower duly completed and signed copies of any such form or information, provided, however, that  nothing contained in this Clause 12.3 shall require any Lender to disclose any information relating to its affairs which such Lender (in its sole discretion) considers confidential.

12.4                        Tax indemnity

(a)                                  Without prejudice to Clauses 12.2 (Tax gross-up) and 12.3 (U.S. Taxes), the Company must within three Business Days of demand by the Facility Agent or Lender indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)                                 Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)                                     that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)                                  that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)                                  Paragraph (a) above also does not apply to the extent that the loss or liability:

(i)                                     is compensated for by an increased payment under Clause 12.2; or

(ii)                                  would have been compensated for by an increased payment under Clause 12.2 but was not so compensated solely because one of the exclusions in Clause 12.2 (d) or 12.3 applied.

(d)                                 A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

12.5                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)                                  a Tax Credit is attributable to that Tax Payment; and

(b)                                 it has used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been made by the Obligor.

12.6                        Stamp taxes

The Company must pay and within three Business Days of demand by the Facility Agent indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

12.7                        Value added taxes

(a)                                  Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or any other similar Tax which is chargeable in connection with that amount.  If any such Tax is so chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)                                 The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant Tax.

13.                               INCREASED COSTS

13.1                        Increased Costs

Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)                                  the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

(b)                                 compliance with any law or regulation,

made after the date of this Agreement.

13.2                        Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)                                  compensated for under another Clause or would have been but for an exception to that Clause;

(b)                                 a tax on the overall net income of a Finance Party or any of its Affiliates; or

(c)                                  attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

13.3                        Claims

(a)                                  A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of Increased Costs, provided that nothing in this Clause 13 shall require a Finance Party to disclose any information relating to the manner in which it or any of its Affiliates employs its capital or arranges its internal financial affairs.

14.                               MITIGATION

14.1                        Mitigation

(a)                                  Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)                                     any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)                                  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)                               that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)                                 The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(c)                                  A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.2                        Conduct of business by a Finance Party

No term of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

15.                               PAYMENTS

15.1                        Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)                                  in the principal financial centre of the country of the relevant currency; or

(b)                                 in the case of euro, in the principal financial centre of a Participating Member State or London or Stockholm,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

15.2                        Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

15.3                        Distribution

(a)                                  Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)                                     in the principal financial centre of the country of the relevant currency; or

(ii)                                  in the case of euro, in the principal financial centre of a Participating Member State, Stockholm or London,

as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)                                 The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)                                  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it.  However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount.  If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

15.4                        Currency

(a)                                  Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)                                 Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)                                  A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)                                 Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e)                                  Each other amount payable under the Finance Documents is payable in euro.

15.5                        No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

15.6                        Business Days

(a)                                  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)                                 During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

15.7                        Partial payments

(a)                                  If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)                                  This Subclause will override any appropriation made by an Obligor.

15.8                        Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

16.                               GUARANTEE AND INDEMNITY

16.1                        Guarantee and indemnity

Each Guarantor jointly and severally and irrevocably and unconditionally:

(a)                                  guarantees to each Finance Party punctual performance by each Borrower of all its payment obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under any Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)                                  indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

16.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3                        Reinstatement

(a)                                  If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause  will continue as if the discharge or arrangement had not occurred.

(b)                                 Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

16.4                        Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party).  This includes:

(a)                                  any time or waiver granted to, or composition with, any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)                                    any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)                                 any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

16.5                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

16.6                        Appropriations

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  without affecting the liability of any Guarantor under this Clause:

(i)                                     refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)                                  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause.

16.7                        Non-competition

Unless:

(a)                                  all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

(b)                                 the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)                                     be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)                                  be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause;

(iii)                               claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(iv)                              receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

16.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

17.                               REPRESENTATIONS

17.1                        Representations

The representations set out in this Clause are made by each Obligor or (if it so states) the Parent to each Finance Party.

17.2                        Status

(a)                                  In the case of Alfa Laval US Treasury Inc., it is a corporation, duly incorporated, in good standing and validly existing under the laws of its jurisdiction of incorporation, and in the case of each other Obligor, it is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.3                        Powers and authority

It has the power to enter into, deliver and perform, and has taken all necessary action to authorise the entry into, delivery and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

17.4                        Legal validity

Subject to the Reservations and any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation (other than a Transfer Certificate which is ineffective solely due to the Facility Agent).

17.5                        Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                 its or any of its Subsidiaries’ constitutional documents; or

(c)                                  any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets unless conflict with such document would not be reasonably likely to have a Material Adverse Effect.

17.6                        No default

(a)                                  No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

(b)                                 No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

17.7                        Authorisations

(a)                                  All authorisations required by it in connection with the entry into, delivery, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

(b)

(i)

subject to sub-paragraph (b)(ii) below, no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, delivery, performance and/or enforcement of any Finance Document.

(ii)

In relation to an Obligor incorporated in the State of Delaware, the representation in (b)(i) above is subject to the assumption that the execution, delivery, performance and/or enforcement of the Finance Documents by a Finance Party is the only contact that such entity has with or in the State of Delaware.

17.8                        Financial statements

Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Parent at the date of this Agreement, are the Original Financial Statements):

(a)                                  have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

(b)                                 fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

17.9                        No material adverse change

In the case of the Parent only, there has been no material adverse change in the business or financial condition of the Group taken as a whole on a consolidated basis since the date to which the Original Financial Statements were drawn up.

17.10                 Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened by or against it, which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect.

17.11                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

17.12                 Taxes on payments

All amounts payable by it under the Finance Documents may be made without any Tax Deduction, and no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

17.13                 Immunity

(a)                                  The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)                                 It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

17.14                 Jurisdiction/governing law

In each case subject to the Reservations and any general principles of law limiting its obligations and referred to in any legal opinion under this Agreement:

(a)                                  its:

(i)                                     irrevocable submission under this Agreement to the jurisdiction of the courts of England and New York;

(ii)                                  agreement that this Agreement is governed by English law; and

(iii)                               agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation except, with respect to (ii) above, to the extent any term of this Agreement or any provision of English law applicable to this Agreement violates an important public policy under the laws of its jurisdiction of incorporation; and

(b)                                 any judgment obtained in England or in New York will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

17.15                 ERISA

Each Plan of the Obligors and their respective ERISA Affiliates that is intended to be qualified under section 401(a) of the Code or Title IV of ERISA complies in all material respects with all applicable requirements of law and regulation.  No Reportable Event has occurred with respect to any Plan which might reasonably be expected to have a Material

Adverse Effect, and no steps have been taken to terminate any Plan which is subject to Title IV of ERISA other than a termination pursuant to Section 4041(b) of ERISA.  No Obligor or any Subsidiary or ERISA Affiliate of an Obligor has had a complete or partial withdrawal from any Multiemployer Plan or initiated any steps to do so except as would not reasonably be expected to have a Material Adverse Effect.

17.16                 Investment Company Act

No Obligor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the United States Investment Company Act of 1940, as amended.

17.17                 Other regulation

No Obligor is subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

17.18                 Margin Stock

(a)                                  The proceeds of the Loans have been and will be used only for the purposes described in Clause 3 (Purpose).

(b)                                 No Obligor is engaged in the business of extending credit for the purpose, directly or indirectly, of purchasing or carrying Margin Stock.

(c)                                  No portion of any borrowings hereunder, or the use of the proceeds thereof, has been or will be used, directly or indirectly, to purchase or carry any margin stock (including any Margin Stock or for any other purpose in violation of the Margin Regulations).

17.19                 United States laws

(a)                                  In this Subclause:

Anti-Terrorism Law means each of:

(i)                                     Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the Executive Order);

(ii)                                  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act);

(iii)                               the Money Laundering Control Act of 1986, Public Law 99-570; and

(iv)                              any similar law enacted in the United States of America subsequent to the date of this Agreement.

holding company has the meaning given to it in the United States Public Utility Holding Company Act of 1935.

investment company has the meaning given to it in the United States Investment Company Act of 1940.

public utility has the meaning given to it in the United States Federal Power Act of 1920.

Restricted Party means any person listed:

(i)                                     in the Annex to the Executive Order;

(ii)                                  on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or

(iii)                               in any successor list to either of the foregoing.

(b)                                 It is not:

(i)                                     a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935;

(ii)                                  a public utility or subject to regulation under the United States Federal Power Act of 1920; or

(iii)                               required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940.

(c)                                  To the best of its knowledge, neither it nor any of its Affiliates:

(i)                                     is, or is controlled by, a Restricted Party;

(ii)                                  has received funds or other property from a Restricted Party; or

(iii)                               is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

17.20                 Senior Indebtedness

All monetary obligations under the Finance Documents constitute Senior Indebtedness under the Senior Notes.

17.21                 Times for making representations

(a)                                  The representations set out in this Clause are made by each Obligor on the date of this Agreement.

(b)                                 Unless a representation is expressed to be given at a specific date, each representation (other than the representation in Clause 17.12 (Taxes on payments)) is deemed to be repeated by each Obligor on the date of each Request and on the date of each drawing.

(c)                                  When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

18.                               INFORMATION COVENANTS

18.1                        Financial statements

(a)                                  The Parent must supply to the Facility Agent in sufficient copies for all the Lenders:

(i)                                     its audited consolidated financial statements for each of its financial years;

(ii)                                  the audited unconsolidated financial statements of each Obligor for each of its financial years; and

(iii)                               the quarterly reports of each Borrower and the Parent, consolidated and unconsolidated for the Parent, unconsolidated for each Borrower and consolidated if produced.

(b)                                 All financial statements must be supplied as soon as they are available and:

(i)                                     in the case of the Parent’s audited consolidated financial statements, within 120 days;

(ii)                                  in the case of each Obligor’s audited unconsolidated financial statements, within 120 days; and

(iii)                               in the case of each Obligor’s quarterly reports, within 60 days,

of the end of the relevant financial period.

18.2                        Form of financial statements

(a)                                  The Parent must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)                                 The Parent must notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared.

(c)                                  If requested by the Facility Agent, the Parent must supply to the Facility Agent:

(i)                                     a full description of any change notified under paragraph (b) above; and

(ii)                                  sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d)                                 If requested by the Facility Agent, the Parent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Parent and the Lenders in the same position as they would have been in if the change had not happened.  Any agreement between the Parent and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)                                  If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Parent must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

18.3                        Compliance Certificate

(a)                                  The Parent must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

(b)                                 A Compliance Certificate must be signed by two authorised signatories of the Parent and, in the case of a Compliance Certificate supplied with its annual audited consolidated financial statements, its auditors.

18.4                        Information - miscellaneous

The Parent must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

(a)                                  copies of all documents despatched by the Parent to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

(b)                                 promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, reasonably be expected to have a Material Adverse Effect; and

(c)                                  promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

18.5                        Notification of Default

(a)                                  Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the relevant Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly on request by the Facility Agent (if in the opinion of the Facility Agent it has reasonable grounds for making such a request), the Parent must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

18.6                        Year end

The Parent must not change its financial year end without the prior approval of the Majority Lenders (such approval not to be unreasonably withheld).

18.7                        Use of websites

(a)                                  Except as provided below, the Parent may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)                                     the Facility Agent and the Lender agree;

(ii)                                  the Parent and the Facility Agent designate an electronic website for this purpose;

(iii)                               the Parent notifies the Facility Agent of the address of and password for the website; and

(iv)                              the information posted is in a format agreed between the Parent and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)                                 Notwithstanding the above, the Parent must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)                                     any Lender not agreeing to receive information via the website; and

(ii)                                  within ten Business Days of request any other Lender, if that Lender so requests.

(c)                                  The Parent must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)                                     the website cannot be accessed;

(ii)                                  the website or any information on the website is infected by any electronic virus or similar software;

(iii)                               the password for the website is changed; or

(iv)                              any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in paragraphs (i) or (ii) above occur, the Parent must supply any information required under this Agreement in paper form.

18.8                        Legal Requirements

Nothing in this Clause 18 obliges the Parent or any Obligor to provide any information to the Facility Agent or any Lender if the Parent is prevented from doing so by law or by any rule or regulation of the Stockholm Stock Exchange or if, by providing such information to the Facility Agent or the Lenders, the Parent would be required by law or by any rule or regulation of the Stockholm Stock Exchange to provide the same information to its shareholders at the same time, which the Parent was not proposing to do.

18.9                        ERISA notice requirements

Each Obligor will give the Facility Agent prompt notice of the occurrence of any of the following events:

(a)                                  any Reportable Event;

(b)                                 termination of any Plan subject to Title IV of ERISA maintained or contributed by the Obligor or any ERISA Affiliate or any action that could reasonably be expected to result in termination of any such Plan subject to Title IV of ERISA other than a termination under Section 4041(b) of ERISA;

(c)                                  complete or partial withdrawal from any Multiemployer Plan by the Obligor or any ERISA Affiliate or any action that is reasonably expected to result in complete or partial withdrawal in either case where it is or is expected to result in a material liability to the Obligor or any ERISA Affiliate; or

(d)                                 a claim or other written communication alleging material non-compliance with any law or regulation relating to any Plan.

In each notice delivered under this Clause, the Obligor will include reasonable details concerning the occurrence that is the subject of the notice as well as the Obligor’s proposed course of action, if any.  Delivery of a notice under this Clause will not effect the Obligor’s obligations to comply with any other provision of this Agreement.

18.10                 Know your customer requirements

(a)                                  Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all know your customer requirements.

(b)                                 Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

19.                               FINANCIAL COVENANTS

(a)                                  In this Clause 19:

Balance Sheet means, at any time, the balance sheet forming part of the latest consolidated accounts of the Group (whether audited or unaudited) delivered (or required to be delivered) to the Facility Agent under Clause 18.1 (Financial statements) at that time.

Cash or cash equivalents means, at any time:

(i)                                     cash in hand or on deposit with a bank or post office, which, in either case, is remittable to Sweden;

(ii)                                  certificates of deposit, maturing within one year after the relevant date of calculation, issued by a bank;

(iii)                               any investment in marketable debt instruments issued or guaranteed by a member state of the European Union, Norway or the United States of America;

(iv)                              open market commercial paper:

(A)                              for which a recognised trading market exists;

(B)                                which is issued under a Swedish programme with a K1 rating from Standard & Poor’s, a division of McGraw-Hill Companies, Inc or a programme of any member state of the European Union, Norway or the United States of America with an equivalent rating; and

(C)                                which matures within one year after the relevant date of calculation; and

(v)                                 any other instrument, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time.

EBITDA means operating income before interest, taxes, depreciation and amortisation.

EBITDA/Total Interest Expense Ratio means EBITDA as a ratio to Total Interest Expenses calculated for each Test Period.

Equity has the meaning given to “total equity” in the latest Balance Sheet.

Net Debt/EBITDA Ratio means Total Interest Bearing Liabilities less Cash or cash equivalents on the last day of a Test Period as a ratio to EBITDA for that Test Period.

Net Debt/Equity Ratio means the ratio of Total Interest Bearing Liabilities less Cash or cash equivalents to Equity plus minority interest.

Test Period means the preceding period of 12 months ending on 31st March, 30th June, 30th September and 31st December, as appropriate in each year.

Total Interest Bearing Liabilities means at any time the consolidated amount of the interest bearing liabilities of the Group as determined in accordance with GAAP (including pension liabilities (Sw. avsatt till pensioner) and financial leases.

Total Interest Expenses means, in respect of each Test Period, all interest, acceptance commission, guarantee fees and any other costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred by the Group in effecting, servicing or maintaining Financial Indebtedness (including commitment fees, agency fees, repayment and prepayment premiums incurred in repaying or prepaying financial indebtedness and interest elements of financial leases.

(b)                                 (i)                                     Each calculation to be made for the purposes of this Clause 19 shall be made on the basis that figures shall be expressed in SEK and, where any currency has to be converted into SEK for this purpose, such conversion shall be made at the rate of exchange applied in the relevant Balance Sheet.

(ii)                                  Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(c)                                  The Parent shall procure that the:

(i)                                     Net Debt/EBITDA Ratio at the end of any Test Period does not exceed 2.75:1;

(ii)                                  EBITDA/Total Interest Expense Ratio at the end of each Test Period, exceeds 3.0:1; and

(iii)                               Net Debt/Equity Ratio does not exceed 1.70:1.

(d)                                 Compliance with the financial undertakings in this Clause 19 shall be calculated with reference to the consolidated financial statements of the Group and supported by compliance certificates (including calculations) delivered in accordance with Clause 18.3 (Compliance Certificate).

20.                               GENERAL COVENANTS

20.1                        General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

20.2                        Authorisations

Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it, subject to the Reservations, to perform its obligations under, or for the validity or enforceability of, any Finance Document.

20.3                        Compliance with laws

Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

20.4                        Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

20.5                        Negative pledge

(a)                                  Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)                                 Paragraph (a) does not apply to:

(i)                                     liens securing obligations no more than 30 days overdue, arising by operation of law and in the ordinary course of trading;

(ii)                                  Security Interests over credit balances on bank accounts granted solely for the purpose of the operation of clearing bank accounts on a gross and net balance basis;

(iii)                               Security Interests over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trade;

(iv)                              Security Interests existing over assets (including the assets of Subsidiaries) acquired after the date of this Agreement provided that such Security Interests are not created in contemplation of such acquisition and are discharged within three months of such acquisition taking place;

(v)                                 Security Interests arising out of title retention provisions in a supplier’s standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by the relevant member of the Group in the ordinary course of trading; or

(vi)                              any other Security Interests provided the aggregate amount of Financial Indebtedness secured does not exceed euro 50,000,000 or its equivalent at any time outstanding.

20.6                        Disposals

(a)                                  Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its  assets.

(b)                                 Paragraph (a) does not apply to:

(i)                                     any disposal approved by the Company and the Lenders;

(ii)                                  disposals of assets in the ordinary course of business;

(iii)                               the exchange of assets for other assets of same or superior type, quality and value;

(iv)                              disposals of assets between members of the Group other than disposals involving Alfa Laval Special Finance AB;

(v)                                 any disposals of assets which are obsolete or which are no longer required for the purpose of the relevant member of the Group’s business or operations;

(vi)                              dividends paid in the normal course in accordance with the provisions of all applicable laws and regulations;

(vii)                           Approved Disposals;

(viii)                        the temporary application of funds not immediately required in the relevant person’s business in the purchase or making of investments on arm’s length terms, or the realisation of those investments;

(ix)                                the payment of cash as consideration for the acquisition of any asset on arm’s length terms;

(x)                                   the application of moneys borrowed for the purposes for which the moneys were borrowed, provided that any dealings with any other party which are entered into in carrying out such purpose are entered into on arm’s length terms; and

(xi)                                any disposal of assets on arm’s length terms where either:

(A)                              the book value of the assets disposed of, when aggregated with all other disposals of assets by any member of the Group (other than those listed in sub-paragraphs (i) to (x) above) during the life of this Agreement, does not exceed 10 per cent. of Total Assets; or

(B)                                the EBITDA generated by the assets disposed of, when aggregated with the EBITDA generated by all other assets disposed of by any member of the Group (other than those listed in sub-paragraphs (i) to (x) above) during the life of this Agreement, does not exceed 10 per cent. of Total EBITDA.

(c)                                  For the purposes of this Clause (b) above:

Approved Disposal means the disposal of:

(A)                                                                              property located in Madrid, Spain;

(B)                                property located in Kenosha,Winconsin, United States of America;

(C)                                property located in Cwmbran, Wales, U.K.;

(D)                               property located in Morumbi, São Paulo, Brazil;

(E)                                 any company or assets located in Tri-Lad, Brentford, Ontario, Canada; and

(F)                                 property located in Brussels, Belgium,

where all disposals referred to in (A) to (E) above having an aggregate market value not exceeding euro 55,000,000 (or its equivalent).

Total Assets means the value of the Group’s gross assets, as shown in the financial statements upon which the latest audited financial statements of the Group have been based.

Total EBITDA means the EBITDA of the Group, as determined in accordance with the financial statements upon which the latest audited financial statements of the Group have been based.

20.7                        Financial Indebtedness

(a)                                  Except as provided below, no member of the Group (other than the Company, Alfa Laval Special Finance AB, the Parent, Alfa Laval Holding AB and Alfa Laval U.S. Treasury Inc. (each an Excepted Company)) may incur any Financial Indebtedness.

(b)                                 Paragraph (a) does not apply to:

(i)                                     any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of six months from the date of acquisition;

(ii)                                  any derivative transaction protecting against or benefiting from the fluctuations in any rate or price entered into in the ordinary course of business;

(iii)                               Financial Indebtedness owing by a member of the Group (other than Alfa Laval Special Finance AB) to another member of the Group;

(iv)                              any Financial Indebtedness under any Finance Document;

(v)                                 any Financial Indebtedness incurred in relation to finance lease, hire purchase and conditional sale arrangements entered into by any member of the Group (in an aggregate amount of both principal and capitalised interest, or interest that is not paid on its due date) not to exceed euro 20,000,000 or its equivalent at any time;

(vi)                              counter-indemnities issued by any member of the Group (other than an Excepted Company) in the ordinary course of business in favour of banks and financial institutions relating to performance and like bonds, indemnities, guarantees and assurances covering the future performance of any member of the Group other than Alfa Laval Special Finance AB in an aggregate amount not to exceed euro 70,000,000 or its equivalent at any time;

(vii)                           the sale or discounting of receivables on recourse terms by members of the Group incorporated in Italy, Spain, Sweden or Japan, provided that the aggregate market value of all such receivables at any time so sold or discounted (and remaining unpaid) does not exceed euro 40,000,000; or

(viii)                        the incurrence of other Financial Indebtedness incurred by any member of the Group in an aggregate amount which, when aggregated with other Financial Indebtedness incurred by all members of the Group in accordance with this paragraph (viii) and then outstanding, does not exceed the higher of euro 60,000,000 or its equivalent or 5 per cent. of Total Interest Bearing Liabilities of the Group or its equivalent at any time.

20.8                        Change of business

The Parent must ensure that no material change is made to the general nature of the business the Group from that carried on at the date of this Agreement.

20.9                        Mergers

No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than:

(i)                                     under an intra-Group re-organisation on a solvent basis; or

(ii)                                  such other transaction as agreed by the Majority Lenders.

20.10                 Environmental matters

(a)                                  In this Subclause:

Environmental Approval means any authorisation required by an Environmental Law.

Environmental Claim means any claim by any person in connection with:

(i)                                     a breach, or alleged breach, of an Environmental Law;

(ii)                                  any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(iii)                               any other environmental contamination.

Environmental Law means any law or regulation concerning:

(i)                                     the protection of health and safety;

(ii)                                  the environment; or

(iii)                               any emission or substance which is capable of causing harm to any living organism or the environment.

(b)                                 The Parent will procure that each member of the Group is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so is reasonably likely to have a Material Adverse Effect.

(c)                                  Each Obligor must promptly upon becoming aware notify the Facility Agent of:

(i)                                     any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)                                  any circumstances reasonably likely to result in an Environmental Claim,

which, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any material liability for a Finance Party.

20.11                 Insurance

The Parent will procure that each member of the Group insures both its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

20.12                 ERISA

No Obligor will take any action or omit to take any action or permit any Subsidiary or ERISA Affiliate to take any action or omit to take any action with respect to any Plan that could reasonably be expected to result in the imposition of a lien or other Security Interest of euro 5,000,000 or more on any property of the Obligor or any Subsidiary or otherwise have a Material Adverse Effect.

20.13                 Margin Stock

(a)                                  Each Borrower will use the proceeds of the Loans for the purpose described in Clause 3 (Purpose).

(b)                                 No Obligor  may extend credit for the purpose of purchasing or carrying Margin Stock.

(c)                                  The Obligors shall procure that none of the proceeds of the Loans will be used directly or indirectly to purchase or carry any Margin Stock or for any other purpose in violation of the Margin Regulations.

(d)                                 If requested by the Facility Agent in order to comply with Regulation U the Company will furnish to the Facility Agent in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

(e)                                  No portion of any borrowings hereunder will be used to acquire any security in a transaction that is subject to Section 13 or 14 of the United States Exchange Act 1934 as amended.

20.14                 Restrictions on Lending and giving guarantees

No member of the Group shall grant or permit to subsist any guarantee or make any loan or grant any credit other than:

(a)                                  any guarantee or Financial Indebtedness contemplated in the Finance Documents; or

(b)                                 trade credit granted in the ordinary course of business; or

(c)                                  the Senior Notes Guarantee to the extent such guarantee remains subordinated to Alfa Laval Holding AB’s obligations under this Agreement; or

(d)                                 guarantees (including performance and like bonds, indemnities, guarantees and assurances covering the future performance of any member of the Group other than Alfa Laval Special Finance AB) given in the ordinary course of business in respect of the obligations of another member of the Group;

(e)                                  the granting of any other guarantee, the making of any other loan or the granting of any other credit other than to Alfa Laval Special Finance AB the amount of which, which aggregated with the amount of all other such guarantees, loans or credits then outstanding, does not exceed five per cent. of the total assets of the Group at any time.

21.                               DEFAULT

21.1                        Events of Default

(a)                                  Each of the events set out in this Clause is an Event of Default.

(b)                                 In this Clause:

Material Group Member means an Obligor or a Material Subsidiary; and

Permitted Transaction means:

(i)                                     an intra-Group re-organisation of a Subsidiary on a solvent basis; or

(ii)                                  any other transaction agreed by the Majority Lenders.

21.2                        Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)                                  is caused by technical or administrative error; and

(b)                                 is remedied within three Business Days of the due date.

21.3                        Breach of other obligations

(a)                                  An Obligor does not comply with any term of Clauses 20.4 (Pari passu ranking), 20.5 (Negative pledge), 20.6 (Disposals), 20.8 (Change of business) and 20.9 (Mergers) or Clause 19 (Financial covenants); or

(b)                                 an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

(i)                                     is capable of remedy; and

(ii)                                  is remedied within 21 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

21.4                        Misrepresentation

A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

(a)                                  are capable of remedy; and

(b)                                 are remedied within 21 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation.

21.5                        Cross-default

Any of the following occurs in respect of a member of the Group:

(a)                                  any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)                                 any of its Financial Indebtedness:

(i)                                     becomes prematurely due and payable;

(ii)                                  is placed on demand; or

(iii)                               is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

in each case, as a result of an event of default (howsoever described); or

(c)                                  any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

unless the aggregate amount of Financial Indebtedness falling within paragraphs (a)-(c) above is less than euro 10,000,000 or its equivalent.

21.6                        Insolvency

(a)                                  Any of the following occurs in respect of a member of the Group:

(i)                                     it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

(ii)                                  it admits its inability to pay its debts as they fall due;

(iii)                               it suspends making payments on any of its debts or announces an intention to do so;

(iv)                              by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness in an amount of euro 1,000,000 or more or (if less) in an amount which, when aggregated with all other amounts rescheduled by members of the Group during the life of this Agreement, is equal to or more than euro 5,000,000; or

(v)                                 a moratorium is declared in respect of any of its indebtedness in an amount of euro 1,000,000 or more or (if less) in an amount which, when aggregated with all other indebtedness of any member of the Group in respect of which a moratorium has been declared during the life of this Agreement, is equal to or more than euro 5,000,000.

If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

(b)                                 Except as provided below, any of the following occurs in respect of a member of the Group:

(i)                                     any step is taken with a view to a moratorium, composition, assignment or similar arrangement with any of its creditors;

(ii)                                  a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(iii)                               any person presents a petition, or files documents with a court or any registrar for its winding-up, administration or dissolution;

(iv)                              an order for its winding-up, administration or dissolution is made;

(v)                                 any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets (or, in relation to a member of the Group which is not an Obligor, any material part of its assets);

(vi)                              its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

(vii)                           any other analogous step or procedure is taken in any jurisdiction,

except, in the case of paragraphs (i) and (iii) above, a petition presented by, or other step taken by, a creditor on vexatious or frivolous grounds which is being disputed in good faith and by appropriate means and which is struck out or dismissed, in the case of a Material

Group Member, within 21 days of being served or, in relation to any other member of the Group, within 35 days of being served.

(c)                                  Paragraph (b) does not apply to:

(i)                                     any step or procedure which is part of a Permitted Transaction; or

(ii)                                  a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out, in the case of a Material Group Member, within 21 days or, in relation to any other member of the Group, within 35 days, or in each case such longer period as may be agreed by the Majority Lenders.

(d)                                 Any of the following occurs:

(i)                                     any Obligor makes a general assignment for the benefit of creditors; or

(ii)                                  any Obligor commences a voluntary case or proceeding under any United States Bankruptcy Law; or

(iii)                               an involuntary case under any U.S. Bankruptcy Law is commenced against any Obligor and the petition is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case; and

(iv)                              a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for or takes charge of, all or substantial part of the property of any Obligor.

21.7                        Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of euro 5,000,000, and is not discharged within fourteen days.

21.8                        Cessation of business

A Material Group Member ceases, or threatens to cease, to carry on business except:

(a)                                  as part of a Permitted Transaction; or

(b)                                 as a result of any disposal allowed under this Agreement.

21.9                        Effectiveness of Finance Documents

(a)                                  It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b)                                 Subject to the Reservations and any general principle of law contained in a qualification in any legal opinion delivered in accordance with this Agreement, any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason (other than a Transfer Certificate, the ineffectiveness of which is caused by a Lender), or the subordination of the Senior Notes Guarantee or the Funding Loan is not effective or is alleged by an Obligor to be ineffective for any reason.

(c)                                  An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.10                 Ownership of the Obligors

An Obligor (other than the Parent) ceases to be a Subsidiary of the Parent.

21.11                 Material adverse change

Any event or series of events occurs which could reasonably be expected to have a Material Adverse Effect.

21.12                 ERISA

(a)                                  the occurrence of any event or existence of any condition that presents a material risk that any Obligor or any ERISA Affiliate will incur a material liability of euro 5,000,000 or more to a Plan or to the United States Internal Revenue Service or to the United States Pension Benefit Guaranty Corporation; or

(b)                                 an “accumulated funding deficiency” of euro 1,000,000 in any financial year or euro 5,000,000 for all periods (as that term is defined in section 412 of the United States Internal Revenue Code of 1986 (as amended) or section 302 of ERISA), whether or not waived, by reason of the failure of any Obligor or any ERISA Affiliate to make a contribution to a Plan.

21.13                 Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(a)                                  cancel the Total Commitments; and/or

(b)                                 declare that all or part of any amounts outstanding under the Finance Documents are:

(i)                                     immediately due and payable; and/or

(ii)                                  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this Subclause will take effect in accordance with its terms.

22.                               THE ADMINISTRATIVE PARTIES

22.1                        Appointment and duties of the Facility Agent

(a)                                  Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)                                 Each Finance Party irrevocably authorises the Facility Agent to:

(i)                                     perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)                                  execute each Finance Document expressed to be executed by the Facility Agent.

(c)                                  The Facility Agent has only those duties which are expressly specified in the Finance Documents.  Those duties are solely of a mechanical and administrative nature.

22.2                        Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party in connection with any Finance Document.

22.3                        No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person.  No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

22.4                        Individual position of an Administrative Party

(a)                                  If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)                                 Each Administrative Party may:

(i)                                     carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)                                  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

22.5                        Reliance

The Facility Agent may:

(a)                                  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)                                  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(d)                                 act under the Finance Documents through its personnel and agents.

22.6                        Majority Lenders’ instructions

(a)                                  The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents.  Any such instructions given by the Majority Lenders will be binding on all the Lenders.  In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)                                 The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c)                                  The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

22.7                        Responsibility

(a)                                  No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(i)                                     any Finance Document or any other document; or

(ii)                                  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)                                 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)                                  has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

22.8                        Exclusion of liability

(a)

The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)	(i)	Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)

Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

22.9                        Default

(a)                                  The Facility Agent is not obliged to monitor or enquire whether a Default has occurred.  The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)                                 If the Facility Agent:

(i)                                     receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)                                  is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

22.10                 Information

(a)                                  The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)                                 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  Except as provided above, the Facility Agent has no duty:

(i)                                     either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)                                  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)                                 In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments.  Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)                                  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f)                                    Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

22.11                 Indemnities

(a)                                  Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)                                 The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

22.12                 Compliance

The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

22.13                 Resignation of the Facility Agent

(a)                                  The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

(b)                                 Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may (after consultation with the Company) appoint a successor Facility Agent.

(c)                                  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may (after consultation with the Company) appoint a successor Facility Agent.

(d)                                 The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e)                                  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment.  On giving the notification, the successor

Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)                                    The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g)                                 Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

22.14                 Relationship with Lenders

(a)                                  The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)                                 The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)                                  The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request.  The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

22.15                 Facility Agent’s management time

If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party.  This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

22.16                 Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

23.                               EVIDENCE AND CALCULATIONS

23.1                        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

23.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3                        Calculations

Any interest, commission or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

24.                               FEES

24.1                        Facility Agent’s fee

The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

24.2                        Arrangement fee

The Company must pay to the Mandated Lead Arranger for their own account an arrangement fee in the manner agreed in the Fee Letter between the Mandated Lead Arranger and the Company.

24.3                        Commitment fee

(a)                                  The Company must pay a commitment fee computed at the rate of 45 per cent. of the applicable Margin on the undrawn, uncancelled amount of each Lender’s Total Commitment.

(b)                                 Accrued commitment fee is payable quarterly in arrear.   Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled.

24.4                        Utilisation fee

(a)                                  The Company must pay to the Facility Agent for each Lender a utilisation fee computed at the rate of:

(i)                                     for each day on which the aggregate amount of Loans outstanding equal or exceed 50 per cent. of Total Commitments but is less than or equal to 75 per cent. of Total Commitments, 0.025 per cent. per annum; and

(ii)                                  for each day on which the aggregate amount of Loans outstanding equals or exceeds 75 per cent. of Total Commitments, 0.05 per cent. per annum.

(b)                                 Utilisation fee is payable on the amount of a Lender’s share in the relevant Loans.

(c)                                  Accrued utilisation fee is payable quarterly in arrear in Dollars, calculated at the Agent’s Spot Rate of Exchange for Dollars on the due date.  Accrued utilisation fee is also payable to the

Facility Agent for a Lender on the date that its Commitment is cancelled and its share in the Loans prepaid or repaid in full.

25.                               INDEMNITIES AND BREAK COSTS

25.1                        Currency indemnity

(a)                                  The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)                                     that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)                                  that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)                                 Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2                        Other indemnities

(a)                                  The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)                               (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

(iv)                              a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b)                                 The Company must indemnify the Facility Agent against any loss or liability reasonably incurred by the Facility Agent as a result of:

(i)                                     investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)                                  acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

25.3                        Break Costs

(a)                                  Each Borrower must pay to each Lender its Break Costs.

(b)                                 Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)                                     the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)                                  the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)                                  Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

26.                               EXPENSES

26.1                        Initial costs

The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents as agreed in the Fee Letter between the Mandated Lead Arranger and the Parent.

26.2                        Subsequent costs

The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)                                  the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(b)                                 any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

26.3                        Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

27.                               AMENDMENTS AND WAIVERS

27.1                        Procedure

(a)                                  Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders.  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)                                 The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above.  Any such amendment or waiver is binding on all the Parties.

27.2                        Exceptions

(a)                                  An amendment or waiver which relates to:

(i)                                     the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)                                  an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)                               a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)                              an increase in, or an extension of, a Commitment or the Total Commitments;

(v)                                 a release of an Obligor;

(vi)                              a term of a Finance Document which expressly requires the consent of each Lender;

(vii)                           the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(viii)                        this Clause,

may only be made with the consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

27.3                        Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

27.4                        Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)                                  may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

28.                               CHANGES TO THE PARTIES

28.1                        Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

28.2                        Assignments and transfers by Lenders

(a)                                  A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender).

(b)                                 Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of US$10,000,000 (in respect of Tranche A) or euro 10,000,000 (in respect of Tranche B) .

(c)                                  The consent of the Company is required for any assignment or transfer unless:

(i)                                     the New Lender is another Lender or an Affiliate of a Lender; or

(ii)                                  an Event of Default is continuing.

(d)                                 The consent of the Company must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(e)                                  A transfer of obligations will be effective only if either:

(i)                                     the obligations are novated in accordance with the following provisions of this Clause; or

(ii)                                  the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender.  On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(f)                                    Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of euro 1500.

(g)                                 Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

28.3                        Procedure for transfer by way of novations

(a)                                  In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)                                     the proposed Transfer Date specified in that Transfer Certificate; and

(ii)                                  the date on which the Facility Agent executes that Transfer Certificate.

(b)                                 A novation is effected if:

(i)                                     the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)                                  the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)                                  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)                                 On the Transfer Date:

(i)                                     the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(ii)                                  the Existing Lender will be released from those obligations and cease to have those rights.

28.4                        Limitation of responsibility of Existing Lender

(a)                                  Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)                                     any Finance Document or any other document; or

(ii)                                  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)                                  has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)                                  Nothing in any Finance Document requires an Existing Lender to:

(i)                                     accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)                                  support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

28.5                        Costs resulting from change of Lender or Facility Office

If:

(a)                                  a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

(c)                                  the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

28.6                        Resignation of an Obligor (other than the Company or the Parent)

(a)                                  In this Subclause, Resignation Request means a letter in the form of Schedule 8 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.

(b)                                 The Company may request that an Obligor (other than the Company or the Parent) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.

(c)                                  subject to paragraph (d) below, the Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

(i)                                     in the case of a Guarantor, the Majority Lenders have consented to the Resignation Request;

(ii)                                  it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

(iii)                               no amount owed by that Obligor under this Agreement is still outstanding.

(d)                                 If a Resignation Request relates to Alfa Laval Special Finance AB or Alfa Laval Holding AB as Guarantors, the Facility Agent must, in addition to the notification set out in paragraph (c), notify the Company and the Lenders that is has received evidence in form and substance satisfactory to the Majority Lenders that:

(i)                                     the Senior Notes have been irrevocably redeemed in full;

(ii)                                  the Senior Notes Guarantee has been irrevocably released; and

(iii)                               that Alfa Laval Special Finance AB and Alfa Laval Holding AB have undertaken that they will not sell or issue any notes, bonds or similar instruments prior to the Final Maturity Date.

Following the acceptance of a Resignation Request relating to Alfa Laval Special Finance AB or Alfa Laval Holding AB in accordance with this paragraph and paragraph (c), references to Alfa Laval Special Finance AB or Alfa Laval Holding AB (as the case may be) in the following clauses shall be deemed to be deleted:

(A)                              Clause 20.6(b)(iv) (Disposals);

(B)                                Clauses 20.7(a), (b)(iii) and (vi) (Financial Indebtedness); and

(C)                                Clauses 20.14(d) and (e) (Restrictions on Lending and giving guarantees).

(e)                                  The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent gives the notification referred to in paragraph (c) above.

(f)                                    An Obligor (other than the Company or the Parent) may also cease to be an Obligor in any other manner approved by the Majority Lenders.

28.7                        Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.8                        Affiliates of Lenders

(a)                                  Each Lender may fulfil its obligations in respect of any Loan through an Affiliate if:

(i)                                     the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

(ii)                                  the Loans in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Company.

In this event, the Lender and the Affiliate will participate in Loans in the manner provided for in sub-paragraph (ii) above.

(b)                                 If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

29.                               DISCLOSURE OF INFORMATION

(a)                                  Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents.  However, a Finance Party is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)                                  in connection with any legal or arbitration proceedings;

(iii)                               if required to do so under any law or regulation;

(iv)                              to a governmental, banking, taxation or other regulatory authority;

(v)                                 to its professional advisers;

(vi)                              to the extent allowed under paragraph (b) below; or

(vii)                           with the agreement of the relevant Obligor.

(b)                                 A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)                                     a copy of any Finance Document; and

(ii)                                  any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c)                                  This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

30.                               SET-OFF

Following the occurrence of a Default and for so long as it is continuing, a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.                               PRO RATA SHARING

31.1                        Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)                                  the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)                                 the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

(c)                                  the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

31.2                        Effect of redistribution

(a)                                  The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)                                 When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)                                  If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above,  the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                                 If:

(i)                                     a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)                                  the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

31.3                        Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

(a)                                  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)                                 it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(i)                                     the recovering Lender notified the Facility Agent of those proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

32.                               SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

33.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.                               NOTICES

34.1                        In writing

(a)                                  Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post, or fax.

(b)                                 Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

34.2                        Contact details

(a)                                  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)                                 The contact details of the Company for this purpose are:

Address:	PO Box 73
SE-221 00 Lund
Sweden

Fax number:	+46 46 36 7184

Attention:	Group Treasurer.

(c)                                  The contact details of the Facility Agent for this purpose are:

Address:	SEB Merchant Banking
Foreign Credit Administration
Rissneleden 110
106 40 Stockholm
Sweden

Fax number:	+46 8 611 0384

Attention:	Foreign Credit Administration

with a copy to:

Address:	SEB Merchant Banking
Loans Agency
Scandinavian House
2 Cannon Street
London EC4M 6XX

Fax number:	+44 20 7329 2304

Attention:	Loans Agency

(ii)                                  for all other communications:

Address:	SEB Merchant Banking,
Loans Agency
Scandinavian House
2 Cannon Street
London EC4M 6XX
United Kingdom

Fax number:	+44 20 7329 2304

Attention:	Loans Agency.

(d)                                 Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)                                  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

34.3                        Effectiveness

(a)                                  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)                               if by fax, when received in legible form.

(b)                                 A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A communication to the Facility Agent will only be effective on actual receipt by it.

34.4                        Obligors

(a)                                  All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)                                 All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)                                  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)                                     to give and receive all communications under the Finance Documents;

(ii)                                  to supply all information concerning itself to any Finance Party; and

(iii)                               to sign all documents under or in connection with the Finance Documents.

(d)                                 Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)                                  The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

35.                               LANGUAGE

(a)                                  Any notice given in connection with a Finance Document must be in English.

(b)                                 Any other document provided in connection with a Finance Document must be:

(i)                                     in English; or

(ii)                                  (unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

36.                               GOVERNING LAW

This Agreement is governed by English law.

37.                               ENFORCEMENT

37.1                        Jurisdiction

(a)                                  Subject to paragraph (b) below, the English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document and each Party accordingly submits to the jurisdiction of the English courts.

(b)                                 Notwithstanding paragraph (a) above, any New York State court or Federal court sitting in New York City, State of New York also has jurisdiction to settle any dispute in connection with any Finance Document and each Party accordingly submits to the jurisdiction of these courts.

(c)                                  The English and New York courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(d)                                 This Clause is for the benefit of the Finance Parties only.  To the extent allowed by law, a Finance Party may take:

(i)                                     proceedings in any other court; and

(ii)                                  concurrent proceedings in any number of jurisdictions.

37.2                        Service of process

(a)                                  Each Obligor not incorporated in England and Wales irrevocably appoints Alfa Laval Limited of Alfa House, Doman Road, Camberley, Surrey GU15 3DN (fax no. : +44 1276 61088) as its agent under the Finance Documents for service of process in any proceedings before the English courts in connection with any Finance Document.

(b)                                 Each Obligor not incorporated or having a place of business in New York State irrevocably appoints Alfa Laval U.S. Treasury Inc. of 5400 International Trade Drive, Richmond, VA 23231, U.S.A. as its agent for service of process in any proceedings before any New York State courts in connection with any Finance Document.  Alfa Laval U.S. Treasury Inc. by signing this Agreement accepts and confirms its appointment as agent for service of process for each other Obligor in any proceeding before any New York State court in connection with any Finance Document.

(c)                                  Each Obligor agrees to maintain an agent for service of process in England and the State of New York until all Commitments have terminated and the Loans and all other amounts payable under the Finance Documents have been finally, irrevocably and indefeasibly repaid in full.

(d)                                 If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

(e)                                  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(f)                                    This Clause does not affect any other method of service allowed by law.

(g)                                 Each Obligor agrees that if the appointment of any person mentioned in paragraph (a) or (b) above ceases to be effective, the Obligor shall immediately appoint a further person in England or in the State of New York, as appropriate, to accept service of process on its behalf in England or in the State of New York, as appropriate and, if the Obligor does not appoint a process agent within 15 days, the Facility Agent is entitled and authorised to appoint a process agent of the Obligor by notice to the Obligor.

37.3                        Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)                                  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)                                 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)                                  waives all rights of immunity in respect of it or its assets.

37.4                        Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

38.                               COMPLETE AGREEMENT

The Finance Documents contain the complete agreement between the Parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Borrowers	Registration number (or equivalent, if any)

Alfa Laval Treasury International AB	556432-2484

Alfa Laval US Treasury Inc.

Name of Guarantors	Registration number (or equivalent, if any)

Alfa Laval AB (publ)	556587-8054

Alfa Laval Special Finance AB	556587-8062

Alfa Laval Holding AB	556025-2792

Name of Original Tranche A Lenders	Tranche A Commitments US$

Skandinaviska Enskilda Banken AB (publ)	62,000,000

Danske Bank A/S	50,000,000

ING Bank	50,000,000

Nordea Bank AB (publ)	50,000,000

Svenska Handelsbanken AB (publ)	50,000,000

HSBC Bank Plc	27,000,000

FIH Erhvervsbank A/S	12,000,000

Natexis Banques Populaires	12,000,000

Nykredit Bank A/S	12,000,000

Total Tranche A Commitments	US$	325,000,000

Name of Original Tranche B Lenders	Tranche B Commitments €

Skandinaviska Enskilda Banken AB (publ)	30,000,000

Danske Bank A/S	23,000,000

ING Bank	23,000,000

Nordea Bank AB (publ)	23,000,000

Svenska Handelsbanken AB (publ)	23,000,000

HSBC Bank Plc	10,000,000

FIH Erhvervsbank A/S	6,000,000

Natexis Banques Populaires	6,000,000

Nykredit Bank A/S	6,000,000

Total Tranche B Commitments	euro	150,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

TO BE DELIVERED BEFORE THE FIRST REQUEST

Obligors

1.                                       A copy of the constitutional documents of each Obligor.

2.                                       A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3.                                       A specimen of the signature of each person authorised on behalf of an Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.                                       A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.                                       Evidence that the agent of the Obligors under the Finance Documents for service of process in England and Wales has accepted its appointment.

6.                                       A certificate of the Secretary and/or or Assistant Secretary of Alfa Laval U.S. Treasury Inc. certifying, among other things, that that the copy of its constitutional documents and the resolution of its board of directors specified in this Schedule are correct, complete and in full force and effect.

7.                                       Evidence of good standing of Alfa Laval U.S. Treasury Inc. under the laws of its jurisdiction of incorporation.

Legal opinions

1.                                       A legal opinion of Gernandt & Danielsson, legal advisers in Sweden to the Mandated Lead Arranger and Facility Agent, addressed to the Finance Parties.

2.                                       A legal opinion of Allen & Overy, New York, legal advisers in the State of New York to the Mandated Lead Arranger and the Facility Agent, addressed to the Finance Parties.

3.                                       A legal opinion of Allen & Overy, legal advisers in England to the Mandated Lead Arranger and the Facility Agent, substantially in the form of Schedule 8 (Form of legal opinion of Allen & Overy), addressed to the Finance Parties.

Other documents and evidence

1.                                       Evidence that the Existing Facility will be prepaid and cancelled in full on or by the first Utilisation Date.

2.                                       Evidence satisfactory to the Mandated Lead Arranger that the existing subordination arrangements in respect of the Senior Notes Guarantee remain effective to subordinate the Senior Notes Guarantee to the Facility.

3.                                       A Compliance Certificate to confirm that the financial covenants contained in Clause 19 (Financial Covenants) would be met on the date of this Agreement and to determine the applicable Margin as at the first Utilisation Date.

4.                                       Evidence satisfactory to the Mandated Lead Arranger that the Funding Loan has been subordinated to the Facility.

SCHEDULE 3

FORM OF REQUEST

To:                              [SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)] as Facility Agent

From:                  [                               ]

Date:                    [                               ]

Alfa Laval Treasury International AB/

Alfa Laval U.S. Treasury Inc. - Credit Agreement

dated [          ], 2004 (the Agreement)

1.                                       We refer to the Agreement.  This is a Request.

2.                                       We wish to borrow a Loan on the following terms:

(a)                                  Utilisation Date: [                               ]

(b)                                 Amount/currency: [                                         ]

(c)                                  Term: [                                         ].

3.                                       Our payment instructions are: [                                    ].

4.                                       We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.                                       This Request is irrevocable.

By:

[                               ]

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.                                      General

The Mandatory Cost is the weighted average of the rates for each Lender calculated below by the Facility Agent on the first day of a Term.  The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.                                      For a Lender lending from a Facility Office in the U.K.

(a)                                  The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

for a Loan in Sterling:

AB + C(B-D) + E x 0.01 per cent. per annum

100-(A + C)

for any other Loan:

E x 0.01 per cent. per annum

300

where on the day of application of the formula:

A                                      is the percentage of that Lender’s eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

B                                        is LIBOR for that Term;

C                                        is the percentage of that Lender’s eligible liabilities which the Bank of England requires it to place as a special deposit;

D                                       is the interest rate per annum allowed by the Bank of England on a special deposit; and

E                                         is the charge payable by each Lender to the Financial Services Authority under the fees rules (but, for this purpose, ignoring any minimum fee required under the fees rules) and expressed in pounds per £1 million of the tariff base of that Lender.

(b)                                 For the purposes of this paragraph 2:

(i)                                     “eligible liabilities” and “special deposit” have the meanings given to them at the time of application of the formula by the Bank of England;

(ii)                                  “fees rules” means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

(iii)                               “tariff base” has the meaning given to it in the fees rules.

(c)                                  (i)                                     In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15.  A negative result obtained by subtracting D from B is taken as zero.

(ii)                                  Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)                                 (i)                                     Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender.  The Facility Agent may assume that this information is correct in all respects.

(ii)                                  If a Lender fails to do so, the Facility Agent may assume that the Lender’s obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

(iii)                               The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.                                      For a Lender lending from a Facility Office in a Participating Member State

(a)                                  The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b)                                 If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.                                      Changes

The Facility Agent may, after consultation with the Company and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

(a)                                  any change in law or regulation; or

(b)                                 any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:                              [ SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)] as Facility Agent

From:                  [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:                    [                              ]

Alfa Laval Treasury International AB/

Alfa Laval U.S. Treasury Inc. - Credit Agreement

dated [          ], 2004 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1.                                       The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.                                       The proposed Transfer Date is [    ].

3.                                       The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.                                       This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as	[ ].

[AGENT]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                              [ SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)] as Facility Agent

From:                  Alfa Laval AB (publ)

Date:                    [                               ]

Alfa Laval Treasury International AB/

Alfa Laval U.S. Treasury Inc. - Credit Agreement
dated [          ], 2004 (the Agreement)

1.                                       We refer to the Agreement.  This is a Compliance Certificate.

2.                                       We confirm that as at [relevant testing date]:

(a)                                  Net Debt was [                             ] and EBITDA was [                       ]; therefore the ratio of Net Debt to EBITDA was [                          ] to 1;

(b)                                 EBITDA was [                          ] and Total Interest Expenses was [                          ]; therefore the ratio of EBITDA to Total Interest Expenses was [                          ]; and

(c)                                  Net Debt was [                 ] and Equity was [                 ]; therefore the ratio of Net Debt to Equity was [                 ].

3.                                       We set out below calculations establishing the figures in paragraph 2 above:

[                        ].

4.                                       [We confirm that no Default is outstanding as at [relevant testing date].(1)

Alfa Laval AB (publ)

By:	By:

[insert applicable certification language]

for

[auditors of the Parent](2)

(1)                                  If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

(2)                                  If tested annually, only include in certificate with annual accounts.

SCHEDULE 7

FORM OF RESIGNATION REQUEST

To:                              [ SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)] as Facility Agent

From:                  Alfa Laval Treasury International AB and [relevant Obligor]

Date:                    [                                 ]

Alfa Laval Treasury International AB/

Alfa Laval U.S. Treasury Inc. - Agreement

dated [          ], 2004 (the Agreement)

1.                                       We refer to the Agreement.  This is a Resignation Request.

2.                                       We request that [resigning Obligor] be released from its obligations as [a/an](3) [Obligor/Borrower/Guarantor](1) under the Agreement.

3.                                       We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.                                       We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.

5.                                       This Resignation Request is governed by English law.

Alfa Laval Treasury International AB                                          [Relevant Obligor]

By:	By:

The Facility Agent confirms that this resignation takes effect on [                                 ].

[SEB Merchant Banking, Skandinaviska Enskilda Banken AB (publ)]

By:

SCHEDULE 8

FORM OF LEGAL OPINION OF ALLEN & OVERY

To:                              The Finance Parties named as original parties

to the Agreement (as defined below).

[DATE]

Dear Sirs,

Alfa Laval Treasury International AB/

Alfa Laval U.S. Treasury Inc. - Credit Agreement

dated [          ], 2004 (the Agreement)

We have received instructions from the Facility Agent in connection with the Agreement.

Words defined in the Agreement have the same meaning when used in this opinion.

Subject to the qualifications set out below and to any matters not disclosed to us, we are of the opinion that, so far as the present laws of England are concerned, the Agreement constitutes a legally binding, valid and enforceable obligation of each Obligor.

The qualifications to which this opinion is subject are as follows:

(a)                                  We assume that the Agreement has been duly authorised and entered into by each party to it.

(b)                                 This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(c)                                  We assume that no foreign law affects the conclusions stated above.  We assume, in particular, that, so far as the laws of the State of Delaware, the laws of Sweden and the federal laws of the United States of America are concerned, the Agreement constitutes a legally binding, valid and enforceable obligation of each Obligor.  In this regard we have relied on copies of the legal opinions referred to in Schedule 2 to the Agreement.

(d)                                 The term enforceable means that a document is of a type and form enforced by the English courts.  It does not mean that each obligation will be enforced in accordance with its terms.  Certain rights and obligations of an Obligor may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully,

SIGNATORIES

Parent

ALFA LAVAL AB (publ)

By:	T. THURESSON	J. NORLANDER

Company

ALFA LAVAL TREASURY INTERNATIONAL AB

By:	T. THURESSON	J. NORLANDER

Borrowers

ALFA LAVAL TREASURY INTERNATIONAL AB

By:	T. THURESSON	J. NORLANDER

ALFA LAVAL U.S. TREASURY INC.

By:	T. THURESSON	J. NORLANDER

Guarantors

ALFA LAVAL AB

By:	T. THURESSON	J. NORLANDER

ALFA LAVAL SPECIAL FINANCE AB

By:	T. THURESSON	J. NORLANDER

ALFA LAVAL HOLDING AB

By:	T. THURESSON	J. NORLANDER

Mandated Lead Arranger

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:	J. LUND	S. TUVLIND

Original Lenders

SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:	J. LUND	S. TUVLIND

DANSKE BANK A/S

By:	J. LUND	S. TUVLIND (by Power of Attorney)

NORDEA BANK AB (publ)

By:	J. LUND	S. TUVLIND (by Power of Attorney)

SVENSKA HANDELSBANKEN AB (publ)

By:	J. LUND	S. TUVLIND (by Power of Attorney)

HSBC BANK PLC

By:	J. LUND	S. TUVLIND (by Power of Attorney)

ING BANK

By:	J. LUND	S. TUVLIND (by Power of Attorney)

FIH ERHVERVSBANK A/S

By:	J. LUND	S. TUVLIND (by Power of Attorney)

NATEXIS BANQUES POPULAIRES

By:	F. THEFO	N. HILL

NYKREDIT BANK A/S

By:	J. LUND	S. TUVLIND (by Power of Attorney)

Facility Agent

SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)

By:	J. LUND	S. TUVLIND